EXHIBIT 11

                   CONSENT OF DELOITTE & TOUCHE LLP

CONSENT OF INDEPENDENT AUDITORS


Fund for Tax-Free Investors, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement No. 2-83299 of our report dated January 24, 1997 appearing in the Annual Report of Fund for Tax-Free Investors, Inc. for the year ended December 31, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are also a part of such Registration Statement.




/s/ DELOITTE & TOUCHE  LLP

Washington, D.C.
April 25, 1997